SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-I-STAT CORPORATION

                    GABELLI SECURITIES, INC.
   1/05/04            2,000            15.2698
                    	GABELLI ASSOCIATES FUND
                                 1/09/04            5,000            15.2900
                                 1/06/04            3,793            15.2700
                                 1/05/04            4,000            15.2700
                                 1/05/04              300            15.2698
  	GAF II
                                 1/05/04            2,000            15.2698
                    	GABELLI ASSOCIATES LTD
                                 1/09/04            5,000            15.2900
                                 1/06/04            5,000            15.2700
                                 1/05/04           11,000            15.2700
                                 1/02/04           12,770            15.2795
  GAMCO INVESTORS, INC.
                                 1/12/04           30,000            15.3000
                                 1/09/04            5,000            15.2900
                                 1/09/04           15,000            15.2800
                                 1/06/04            5,000            15.2700
                                 1/05/04           11,000            15.2698
                                 1/02/04            3,000            15.2795
                    GABELLI ADVISERS, INC.
                                 1/05/04            6,900            15.2700
                    GABELLI FUNDS, LLC.
                        GABELLI ABC FUND
                                 1/05/04          100,000            15.2890


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.